Exhibit 4.5

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of April 28, 2006 (the “Amendment”), by and among AGA MEDICAL CORPORATION, a Minnesota corporation (the “Company”) and WCAS CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the Purchaser entered into that certain Securities Purchase Agreement, dated as of July 28, 2005 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Purchaser purchased from the Company and the Company issued and sold to the Purchaser its 10% senior subordinated notes due 2012 in an aggregate principal amount of $50,000,000;

WHEREAS, the Company proposes to enter into that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”), among AGA Medical Holdings, Inc., the Company, the Lenders party thereto from time to time, Lehman Brothers Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citigroup Global Markets Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent; and

WHEREAS, the Company and the Purchaser now desire to amend certain provisions of the Securities Purchase Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

AMENDMENTS TO SECURITIES PURCHASE AGREEMENT

SECTION 1.01.  Amendments.  The Securities Purchase Agreement is hereby amended, in accordance with Section 13.02 thereof, as follows:

(a)            The second Recital of the Securities Purchase Agreement is hereby amended by deleting “2015” and replacing it with “2012”.

(b)           Section 8.03 of the Securities Purchase Agreement is hereby amended by deleting the table therein and replacing it in its entirety with the following:

Date	Ratio
September 30, 2006	1.50 to 1.00
December 31, 2006	1.50 to 1.00
March 31, 2007	1.50 to 1.00
June 30, 2007	1.50 to 1.00
September 30, 2007	1.75 to 1.00
December 31, 2007	1.75 to 1.00
March 31, 2008	1.75 to 1.00
June 30, 2008	1.75 to 1.00
September 30, 2008 and thereafter	2.00 to 1.00

(c)            Section 8.04 of the Securities Purchase Agreement is hereby amended by deleting the table therein and replacing it in its entirety with the following:

Date	Ratio
September 30, 2006	6.75 to 1.00
December 31, 2006	6.75 to 1.00
March 31, 2007	6.50 to 1.00
June 30, 2007	6.50 to 1.00
September 30, 2007	6.25 to 1.00
December 31, 2007	6.00 to 1.00
March 31, 2008	5.75 to 1.00
June 30, 2008	5.75 to 1.00
September 30, 2008	5.50 to 1.00
December 31, 2008	5.25 to 1.00
March 31, 2009	5.00 to 1.00
June 30, 2009	5.00 to 1.00
September 30, 2009	4.75 to 1.00
December 31, 2009	4.50 to 1.00
March 31, 2010	4.25 to 1.00
June 30, 2010	4.25 to 1.00
September 30, 2010	4.25 to 1.00
December 31, 2010 and thereafter	4.00 to 1.00

(d)           Section 8.05 of the Securities Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“SECTION 8.05     Senior Leverage Ratio.  [Intentionally Omitted].”

SECTION 1.02.  Continuing Effect of the Securities Purchase Agreement.  This Amendment shall not constitute an amendment or waiver of any other provision of the Securities Purchase Agreement not expressly referred to herein.  Except as expressly amended hereby, the provisions of the Securities Purchase Agreement shall remain in full force and effect and, furthermore, all references to the “Credit Agreement” in the Securities Purchase Agreement shall mean the Amended and Restated Credit Agreement (as the same may be amended, restated, extended, amended and restated, refinanced, replaced or otherwise modified from time to time).

ARTICLE II.

MISCELLANEOUS

SECTION 2.01.  Severability.  In the event that any one or more of the provisions contained in this Amendment or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Amendment.

SECTION 2.02. Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 2.03.  Governing Law.  This Amendment will be governed by and construed and interpreted in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as an agreement as of the date first above written.

AGA MEDICAL CORPORATION

By:	/s/ Franck Gougeon
Name: Franck Gougeon
Title: President and CEO

WCAS CAPITAL PARTNERS IV, L.P.

By:	WCAS CP IV Associates LLC,
its general partner

By:	/s/ D. Scott Mackesy
Name: D. Scott Mackesy
Title: General Partner

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]